PROMISSORY NOTE

$US 560,997.89                                   Executed at:  Las Vegas, Nevada
                                                                 July ___, 2001


VIVA GAMING & RESORTS INC., a Florida corporation, the principal office of which is located at 3611 South Lindell Road, Suite 108, Las Vegas, Nevada 89103 (the "Company" or "Maker"), for value received hereby promises to pay to ROBERT SIM, whose address is 2201-1238 Richards Street, Vancouver, British Columbia V6B 363 (the "Holder"), the sum of FIVE HUNDRED SIXTY THOUSAND NINE HUNDRED AND NINETY SEVEN DOLLARS AND 89/100 CENTS ($US 560,997.89) or such lesser amount (the "Note") as shall at the Maturity Date (as hereinafter defined) equal the outstanding principal amount hereof, on the terms and conditions set forth hereinafter.

         The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder, by the acceptance of this Note, agrees:

1. Payments of Principal. Except as provided herein and in Section 4 hereof, all payments under this Note shall be by check, cashier's check, wire transfer or other immediately available funds payable in United States Dollars and shall be due and payable in one lump sum payment twelve (12) months from the date hereof (the "Maturity Date").

2. Event of Default. An "Event of Default" shall mean: (i) failure by the Company to pay the Note at the Maturity Date, or (ii) any breach of any other obligation, undertaking or covenant under this Note. Upon the occurrence of an Event of Default, the Holder of the Note may declare the entire principal immediately due and payable, without notice or demand to the Company.

3. Prepayment. The Company may prepay this Note in whole or in part by giving Holder notice in writing.

4. Assignment. The rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns and transferees of the parties. Neither the Company nor the Holder may assign its rights and/or obligations hereunder without the prior written consent of the other.

5. Notices. All notices, requests, consents and other communications hereunder to any party, shall be deemed to be sufficient if in writing and (i) delivered in person, (ii) delivered and received by telex, telecopier, telegram, if a confirmatory mailing in accordance herewith is also made, (iii) duly sent by registered mail return receipt requested and postage prepaid or (iv) duly sent by overnight delivery service, addressed to such party at the address set forth on the first page hereof.

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All such notices and communications shall be deemed to have been received: (i)
at the time personally delivered (including delivery by telex, telecopier and telegram), (ii) three days after mailed to the foregoing persons at the addresses set forth above; (iii) the next day when sent by overnight delivery service; provided that rejection or other refusal to accept or inability to deliver because of changed address for which no notice has been received shall also constitute receipt.

6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, excluding that body of law relating to conflict of laws.

7. Waivers. The Company and all endorsers of this Note hereby waive demand, presentment, notice of non-payment, dishonor and protest.

8. Attorneys' Fees. In case suit shall be brought for the collection hereof, or if it is necessary to place the same in the hands of an attorney for collection, the Company and all endorsers of the Note agree to pay reasonable attorneys' fees incurred in connection with such collection, including but not limited to all fees and costs incident to any appellate, post-judgment and bankruptcy proceedings that may result, whether the Holder hereof is obligated therefore or not.

9. Amendment. This Notice may not be amended or modified, nor shall any waiver of any provisions hereof be effective, except by an instrument in writing executed by the Holder of this Note. Failure or delay by the Holder in exercising, or a single or partial exercise of, any power or right hereunder shall not operate as a waiver thereof or of any other power or right or preclude any other or future exercise of that or any other power or right. A waiver or any power or right hereunder shall be in writing, shall be limited to the specific instance and shall not be deemed a waiver of such power or right in the future or a wavier of any other power or right.

10. Nonassumability. This Note is not assumable without the Holder's prior written consent. Such assumption may be granted at the Holder's sole discretion and may be denied without regard to a showing of an impairment of the Holder's security of an evaluation of the creditworthiness of the proposed assuming party. No assumption shall effect Holder's rights to Conversion Shares of the Company pursuant to
         Section 5 hereof.

11. No Set-off. Neither this Note nor any obligations or liabilities of the Company hereunder shall be subject to set-off, defense or reduction against Holder(s) for any reason whatsoever other than prior repayment in accordance with the terms of this Note, and the Company hereby waives and releases any right at law, or in equity, to assert any such set-off, defense or reduction.

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12.      WAIVER OF JURY TRIAL. THE COMPANY, BY EXECUTION HEREOF, AND THE HOLDER,
         BY ACCEPTANCE HEREOF, MUTUALLY AND WILLINGLY WAIVE THE RIGHT OF A TRIAL BY JURY OF ANY AND ALL CLAIMS MADE BETWEEN THEM WHETHER NOW EXISTING OR ARISING IN THE FUTURE, INCLUDING WITHOUT LIMITATION ANY AND ALL CLAIMS, DEFENSES, COUNTERCLAIMS, CROSSCLAIMS, THIRD PARTY CLAIMS AND INTERVENOR'S CLAIMS WHETHER ARISING FROM OR RELATED TO THE NEGOTIATION, EXECUTION AND PERFORMANCE OF THE TRANSACTIONS TO WHICH THIS NOTE RELATES.

         IN WITNESS WHEREOF, the Company has caused this Note to be issued this ____ day of July, 2001.

                                         MAKER:

                                         VIVA GAMING & RESORTS, INC.


                                         By:
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                                         Its:
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